CONTACT:     JOSEPH MACNOW         EXHIBIT 99.1
             (201) 587-1000        ------------




                                                  VORNADO REALTY TRUST
                                                  Park 80 West, Plaza II
                                                  Saddle Brook, New Jersey 07663



FOR IMMEDIATE RELEASE - December 17, 1997
-----------------------------------------

         SADDLE BROOK, NEW JERSEY.......VORNADO REALTY TRUST (NYSE:VNO)
today announced that it has completed its previously announced merger of Arbor Property Trust (NYSE:ABR) into Vornado. In connection with the merger, Arbor's shareholders elected to receive approximately 2,936,000 common shares of beneficial interest of Vornado and 39,400 Series A preferred shares of Vornado.

         Vornado Realty Trust is a fully-integrated equity real estate investment trust.












       Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.


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